Exhibit 99.1

Nasdaq: INM c/o Norton Rose Fulbright Canada LLP Suite 1800-510 West Georgia St. Vancouver, BC, Canada V6B 0M3 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Receives Nasdaq Notification Regarding Minimum Stockholders’ Equity Compliance

Vancouver, BC – September 18, 2026 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, announces that it has received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that the shareholders’ equity of $1,075,007 as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, was below the minimum shareholders’ equity of $2,500,000 required for continued listing on The Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(b)(1).

The decline in the Company’s shareholders’ equity is attributable largely to transaction-related expenses accrued in connection with the Company’s previously announced Agreement and Plan of Merger and Reorganization dated May 19, 2026 (as amended, the “Merger Agreement”) entered into with Mentari Therapeutics, Inc. (“Mentari”), pursuant to which, among other things, the Company will merge with Mentari (the “Merger”).

Following the Merger, and as a result of the previously disclosed Mentari pre-closing financing, the combined company is expected to receive aggregate gross proceeds of approximately $490.0 million (which includes $50.0 million of proceeds previously received by Mentari from the issuance of its convertible notes and accrued interest on such notes). Accordingly, the Company expects that closing of the transactions contemplated by the Merger Agreement will result in the Company regaining compliance with Nasdaq’s minimum shareholders’ equity requirement.

InMed’s closing share price as of September 18, 2026 represents an increase of approximately $0.68 (~99.8%) compared to the closing price immediately prior to the initial announcement of the Merger Agreement.

The transactions contemplated by the Merger Agreement are expected to close in the fourth quarter of 2026, subject to, among other things, shareholder approval.

The decline in the Company’s shareholders’ equity is also attributable to costs associated with the wind-down of its wholly owned subsidiary, BayMedica, LLC, increased general and administrative expenses, impairment charges related to the Company’s intangible assets, and continued operating losses.

Nasdaq has provided the Company with 45 calendar days to submit a plan to regain compliance with the minimum shareholders’ equity standard. If the Company’s plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter to evidence compliance with the minimum shareholders’ equity standard. In the event the Company does not evidence compliance with the minimum shareholders’ equity requirement during the relevant period, Nasdaq may notify the Company that its common shares are subject to delisting. At such time, the Company may appeal such determination to a Nasdaq Hearings Panel (the “Panel”), and it is expected that the Company’s securities would continue to be listed and available to trade on Nasdaq at least pending the completion of the appeal process. In such event, there can be no assurance that any such appeal would be successful or that the Company would be able to evidence compliance with the terms of any extension that may be granted by the Panel.

About InMed

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, the Company’s plan to regain compliance with the minimum shareholders’ equity requirement, the above-noted 180-day extension that Nasdaq may grant the Company, any potential notification from Nasdaq that the Company’s shares may be subject to delisting, the continued listing of the Company’s securities and the ability to trade the Company’s securities on Nasdaq after the above-noted 180-day extension period, and the outcome of any appeal by the Company to the Panel, as well as the expected closing of, and benefits of, the transactions contemplated by the Merger Agreement, the expected aggregate gross proceeds to the combined company of approximately $490 million from the Mentari pre-closing financing and the Company’s belief that the closing of the transactions contemplated by the Merger Agreement will result in the Company regaining compliance with Nasdaq’s minimum shareholders’ equity requirement.

With respect to the forward-looking information contained in this news release, it is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking information. Actual results could differ from those projected in any forward-looking information due to numerous factors. Such factors include, among others: uncertainty whether the Company can prepare a plan to regain compliance or whether a plan, if any, to regain compliance submitted to Nasdaq will be accepted or, if accepted, whether the Company will regain compliance with the applicable minimum shareholders’ equity rule within the timelines required by Nasdaq, failing which, the Company’s securities will be delisted by Nasdaq; uncertainty whether the Company would appeal any delisting notice or whether any such appeal would be successful, failing which, the Company’s securities would be delisted by Nasdaq; the risk that delisting of the Company’s securities may have a material adverse effect on the Company’s share liquidity and trading price and on the Company’s ability to obtain financing and continue its business; uncertainty as to whether the transactions contemplated by the Merger Agreement will close on the expected timeline or at all; uncertainty whether the expected benefits of the transactions contemplated by the Merger Agreement will be realized; uncertainty whether the expected aggregate gross proceeds from the Mentari pre-closing financing will be received or whether the closing of the transactions contemplated by the Merger Agreement will result in the Company regaining compliance with Nasdaq’s minimum shareholders’ equity requirement; and the risk of changes in business strategy or plans. Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s latest Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission (the “SEC”) at www.sec.gov and the Canadian securities regulators on SEDAR+ at www.sedarplus.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Without limiting the foregoing, this communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in connection with any private placement or other financing by Mentari or InMed. Any such securities have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an applicable exemption therefrom.

Important Additional Information About the Merger and Where to Find It

In connection with the transactions contemplated by the Merger Agreement, InMed has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement/prospectus of InMed and a management information circular and will file other relevant documents with the SEC and applicable Canadian securities regulators. The Form S-4 has not yet become effective. After the Form S-4 is declared effective, InMed will mail a definitive proxy statement/prospectus and management information circular to its shareholders and to Mentari’s stockholders. INVESTORS AND SECURITYHOLDERS OF INMED AND MENTARI ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT INFORMATION CIRCULAR (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT INMED, MENTARI, THE MERGER AND RELATED MATTERS. Investors and securityholders may obtain free copies of these documents (when available) through the SEC’s website at www.sec.gov, on SEDAR+ at www.sedarplus.com, or from InMed at www.inmedpharma.com/investors.

Participants in the Solicitation

InMed, Mentari and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from InMed’s shareholders and Mentari’s stockholders in connection with the proposed Merger. Information regarding InMed’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in InMed’s most recent Annual Report on Form 10-K and its other filings with the SEC and on SEDAR+. Additional information regarding the participants and their interests is or will be contained in the proxy statement/prospectus and management information circular and other relevant materials filed or to be filed with the SEC and Canadian securities regulators. These documents may be obtained free of charge as described above.

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